Exhibit 99.1


                INTERNATIONAL INTEGRATION INCORPORATED ("i-Cube")

                  INDEX TO SUPPLEMENTAL CONSOLIDATED FINANCIAL
          STATEMENTS (Previously filed on Form 10-K on March 31, 1999)





Report of Independent Accountants                                            A-1

Supplemental Consolidated Balance Sheets                                     A-2

Supplemental Consolidated Statements of Income                               A-3

Supplemental Consolidated Statements of Stockholders' Equity                 A-4

Supplemental Consolidated Statements of Cash Flows                           A-6

Notes to Supplemental Consolidated Financial Statements                      A-7

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders of International Integration
Incorporated:

In our opinion, the accompanying supplemental consolidated balance sheets and related supplemental consolidated statements of income, stockholders' equity and cash flows present fairly, in all material respects, the financial position of International Integration Incorporated at December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These supplemental consolidated financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these supplemental consolidated financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion expressed above.

As described in Note 1, on May 25, 1999 and June 21, 1999, International Integration Incorporated acquired Tomorrow's Technology Today, Inc. ("T3") and Reportsent, Ltd. ("Conduit"), respectively, in transactions accounted for as poolings of interests. The accompanying supplemental consolidated financial statements give retroactive effect to these acquisitions. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling of interests method in financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation; however, they will become the historical consolidated financial statements of the Company after financial statements covering the date of consummation of the business combination are issued.






                                                  PricewaterhouseCoopers LLP


Boston, Massachusetts
September 7, 1999

                INTERNATIONAL INTEGRATION INCORPORATED ("i-Cube")
                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                                               DECEMBER 31,
                                                           1998           1997
                                                         -------        -------
ASSETS
Current assets:
  Cash and cash equivalents                              $36,010        $11,609
  Short-term investments                                   8,302             --
  Accounts receivable, net of reserve of $255
   and $180, respectively                                  6,380          7,754
  Unbilled revenues                                        1,988            708
  Prepaid expenses and other current assets                1,100            960
  Deferred income taxes                                      157            812
                                                         -------        -------
    Total current assets                                  53,937         21,843

Property and equipment, at cost:
  Computers and equipment                                  5,721          4,022
  Building                                                 1,944          1,935
  Furniture and fixtures                                   1,841          1,147
                                                         -------        -------
    Total property and equipment, at cost                  9,506          7,104

  Less- accumulated depreciation                          (2,674)        (1,365)
                                                         -------        -------
    Total property and equipment, net                      6,832          5,739

  Other assets                                               273            144
                                                         -------        -------
    Total assets                                         $61,042        $27,726
                                                         =======        =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                       $ 2,244        $ 1,781
  Accrued expenses                                         6,590          4,917
  Current portion of long-term obligations                   384            317
  Accrued income taxes                                       545              3
  Deferred revenues                                        4,859          8,423
                                                         -------        -------
    Total current liabilities                             14,622         15,441

Long-term obligations                                      2,222          2,393

Stockholders' equity:
  Preferred stock $0.01 par value; 1,000,000 shares
   authorized; no shares issued or outstanding                --             --
  Common stock $0.01 par value; 100,000,000 shares
   authorized; 18,758,111 and 15,408,798 shares
   issued and outstanding at December 31, 1998
   and 1997, respectively                                    188            154
  Additional paid-in capital                              30,551          1,903
  Treasury stock, 0 and 3,001 shares at cost at
   December 31, 1998 and 1997, respectively                   --             (8)
  Note receivable from stockholder                          (533)          (533)
  Retained earnings                                       13,914          8,368
  Accumulated other comprehensive income                      78              8
                                                         -------        -------
    Total stockholders' equity                            44,198          9,892
                                                         -------        -------

    Total liabilities and stockholders' equity           $61,042        $27,726
                                                         =======        =======

 The accompanying notes are an integral part of these supplemental consolidated financial statements

                INTERNATIONAL INTEGRATION INCORPORATED ("i-Cube")
                 SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                             YEARS ENDED DECEMBER 31,
                                            1998      1997      1996
                                           -------   -------   -------

Net revenues                               $56,793   $38,850   $19,659
Project personnel and software costs        27,562    17,630     7,961
                                           -------   -------   -------
          Gross profit                      29,231    21,220    11,698

Operating expenses:
     Selling and marketing                   5,178     3,819     1,913
     General and administrative             14,551     9,997     6,844
     Restructuring costs                       786        --        --
                                           -------   -------   -------
          Total operating expenses          20,515    13,816     8,757
                                           -------   -------   -------

Operating income                             8,716     7,404     2,941

Other income (expense):
      Interest income                        1,430       460        85
      Interest expense                        (212)     (208)      (30)
                                           -------   -------   -------
          Income before income taxes         9,934     7,656     2,996

Provision for income taxes                   4,388     2,978     1,086
                                           -------   -------   -------
          Net income                       $ 5,546   $ 4,678   $ 1,910
                                           =======   =======   =======

Earnings per share:
     Basic                                 $  0.32   $  0.31   $  0.13
                                           =======   =======   =======
     Diluted                               $  0.26   $  0.26   $  0.12
                                           =======   =======   =======

Weighted average shares outstanding:
     Basic                                  17,363    15,113    14,911
     Diluted                                21,325    17,743    16,196


 The accompanying notes are an integral part of these supplemental consolidated financial statements

                INTERNATIONAL INTEGRATION INCORPORATED ("i-Cube")
          SUPPLEMENTAL CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)




                                           SERIES A COMMON STOCK    SERIES B COMMON STOCK        COMMON STOCK
                                            NUMBER OF     NO PAR    NUMBER OF     NO PAR     NUMBER OF      PAR         ADDITIONAL
                                             SHARES       VALUE       SHARES       VALUE       SHARES      VALUE     PAID-IN CAPITAL
Balance at December 31, 1995                12,020,025     $ 8       327,499       $ 2
   Pooling of interests with Conduit                --      --            --        --        2,352,269    $ 23          $   388
   Pooling of interests with T3                     --      --            --        --           89,640       1               (1)
                                            ----------     ---       -------       ---       ----------    ----          -------
Balance at December 31, 1995, as restated   12,020,025       8       327,499         2        2,441,909      24              387
   Conversion                              (12,020,025)     (8)     (327,499)       (2)      12,347,524     123
   Exercise of stock options                        --      --            --        --          145,688       2              250
   Net income                                       --      --            --        --               --      --               --
   Translation adjustments                          --      --            --        --               --      --               --
   Comprehensive income                             --      --            --        --               --      --               --
                                            ----------     ---       -------       ---       ----------    ----          -------
Balance at December 31, 1996                        --      --            --        --       14,935,121     149              637
   Exercise of stock options                        --      --            --        --          473,677       5              676
   Acquisition of treasury stock                    --      --            --        --               --      --               --
   Tax benefit due to stock option
        exercise                                    --      --            --        --               --      --              590
   Net income                                       --      --            --        --               --      --               --
   Translation adjustments                          --      --            --        --               --      --               --
   Comprehensive income                             --      --            --        --               --      --               --
                                            ----------     ---       -------       ---       ----------    ----          -------
Balance at December 31, 1997                        --      --            --        --       15,408,798     154            1,903
   Exercise of stock options                        --      --            --        --          744,313       8              455
   Proceeds from initial public
        offering                                    --      --            --        --        2,605,000      26           27,851
   Tax benefit due to stock option
        exercise                                    --      --            --        --               --      --              342
   Net income                                       --      --            --        --               --      --               --
   Translation adjustments                          --      --            --        --               --      --               --
   Comprehensive income                             --      --            --        --               --      --               --
                                            ----------     ---       -------       ---       ----------    ----          -------
Balance at December 31, 1998                        --     $--            --       $--       18,758,111    $188          $30,551
                                            ==========     ===       =======       ===       ==========    ====          =======




 The accompanying notes are an integral part of these supplemental consolidated financial statements


                                          INTERNATIONAL INTEGRATION INCORPORATED ("i-Cube")
                                    SUPPLEMENTAL CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                                           (IN THOUSANDS)


                                            TREASURY STOCK
                                                                  NOTE                  ACCUMULATED
                                                               RECEIVABLE                  OTHER           TOTAL        STATEMENT OF
                                             NUMBER              FROM       RETAINED   COMPREHENSIVE    STOCKHOLDERS'  COMPREHENSIVE
                                           OF SHARES  COST    STOCKHOLDER   EARNINGS       INCOME          EQUITY          INCOME
                                           ---------  ----    -----------   --------       ------          ------          ------

Balance at December 31, 1995                    --     --           --      $ 2,685          --           $ 2,695              --
   Pooling of interests with Conduit            --     --           --         (792)         --              (381)             --
   Pooling of interests with T3                 --     --           --           --          --                --              --
                                             -----    ---        -----      -------         ---           -------          ------
Balance at December 31, 1995, as restated       --     --           --        1,893          --             2,314              --
   Conversion                                   --     --           --         (113)         --                --              --
   Exercise of stock options                    --     --           --           --          --               252              --
   Net income                                   --     --           --        1,910          --             1,910          $1,910
   Translation adjustments                      --     --           --           --         $ 6                 6               6
                                                                                                                           ------
   Comprehensive income                         --     --           --           --          --                --           1,916
                                             -----    ---        -----      -------         ---           -------          ======
Balance at December 31, 1996                    --     --           --        3,690           6             4,482              --
   Exercise of stock options                    --     --        $(533)          --          --               148              --
   Acquisition of treasury stock            (3,001)   $(8)          --           --          --                (8)             --
   Tax benefit due to stock option
        exercise                                --     --           --           --          --               590              --
   Net income                                   --     --           --        4,678                         4,678           4,678
   Translation adjustments                      --     --           --           --           2                 2               2
                                                                                                                           ------
   Comprehensive income                         --     --           --           --          --                --           4,680
                                             -----    ---        -----      -------         ---           -------          ======
Balance at December 31, 1997                (3,001)    (8)        (533)       8,368           8             9,892              --
    Exercise of stock options                3,001      8           --           --          --               471              --
    Proceeds from initial public
         offering                               --     --           --           --          --            27,877              --
   Tax benefit due to stock option
         exercise                               --     --           --           --          --               342              --
    Net income                                                                5,546                         5,546           5,546
                                                                                                                           ------
    Translation adjustments                     --     --           --           --          70                70              70
                                                                                                                           ------
    Comprehensive income                        --     --           --           --          --                --          $5,616
                                             -----    ---        -----      -------         ---           -------          ======
Balance at December 31, 1998                    --    $--        $(533)     $13,914         $78           $44,198
                                             =====    ===        =====      =======         ===           =======




                            The accompanying notes are an integral part of these supplemental consolidated financial statements


                                                INTERNATIONAL INTEGRATION INCORPORATED ("i-Cube")
                                               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                                 (IN THOUSANDS)

                                                                                   YEARS ENDED DECEMBER 31,
                                                                          1998               1997               1996
                                                                         -------            -------            ------

Cash flows from operating activities:
     Net income                                                          $ 5,546            $ 4,678            $1,910
     Adjustments to reconcile net income to net cash provided by operating activities:
          Depreciation and amortization                                    1,307                725               283
          Provision for doubtful accounts                                    (84)                82                73
          Loss on disposal of fixed assets                                    --                 97                --
          Deferred income taxes                                              655                (17)              163
          Tax benefit due to stock option exercise                           342                590                --
          Changes in operating assets and liabilities:
               Accounts receivable                                         1,467             (2,130)           (2,792)
               Unbilled revenues                                          (1,280)              (486)              191
               Prepaid expenses and other current assets                    (138)              (353)             (222)
               Accounts payable                                              457                780               651
               Accrued expenses                                            1,694              2,302              (247)
               Accrued income taxes                                          543               (191)             (916)
               Deferred revenues                                          (3,570)             2,997             2,835
               Other                                                        (129)                23                14
                                                                         -------            -------            ------
                    Net cash provided by operating activities              6,810              9,097             1,943

Cash flows from investing activities:
     Purchases of available for sale securities                          (10,802)                --                --
     Sale and maturities of available for sale securities                  2,500                 --                --
     Purchases of property and equipment                                  (2,002)            (4,196)             (708)
     Proceeds from sale of fixed assets                                       --                 25                --
                                                                         -------            -------            ------
                    Net cash used in investing activities                (10,304)            (4,171)             (708)

Cash flows from financing activities:
     Repayment of long-term obligations                                   (1,784)              (177)               --
     Repayments on line of credit                                            (66)               (66)              (33)
     Proceeds from long-term obligations                                   1,380              1,180                86
     Proceeds from equipment line of credit                                   --                500                --
     Purchase of treasury stock                                               --                 (8)               --
     Proceeds from exercise of stock options                                 471                148               251
     Proceeds from initial public offering                                27,877                 --                --
     Decrease in due from related parties                                     --                 --               396
     Decrease in due from officer/stockholder                                 --                 --                30
                                                                         -------            -------            ------
                    Net cash provided by financing activities             27,878              1,577               730

Effect of exchange rates on cash and cash equivalents                         17                (44)               47
                                                                         -------            -------            ------
Net increase in cash and cash equivalents                                 24,401              6,459             2,012
Cash and cash equivalents, beginning of period                            11,609              5,150             3,138
                                                                        --------           --------           -------
Cash and cash equivalents, end of period                                $ 36,010           $ 11,609           $ 5,150
                                                                        ========           ========           =======



                               The accompanying notes are an integral part of these supplemental consolidated financial statements

                INTERNATIONAL INTEGRATION INCORPORATED ("i-Cube")

             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

(1) ORGANIZATION AND SIGNIFICANT POLICIES

International Integration Incorporated, commonly known as i-Cube (the "Company"), is an IT solutions provider specializing in consulting, electronic business, and transformation services for the complex IT environments inherent in the world's leading organizations. Since 1992, i-Cube has helped clients leverage their current business processes and technology infrastructure to create competitive advantage. Utilizing a fixed-time/fixed-price model and a unique client teaming approach, i-Cube delivers solutions rapidly and with full knowledge transfer. i-Cube's innovative solutions are based on open standards and architectures that are independent of any single vendor's hardware, software or middleware. i-Cube uses i-Structure, a set of methodologies and tools which embody best practices in application development, project management, testing, and deployment. During 1998, the Company expanded its operations by opening its European headquarters in Mannheim, Germany, bringing to three the number of locations from which the Company provides its services.

On May 25, 1999, the Company acquired all of the outstanding common stock of Tomorrow's Technology Today, Inc., ("T3"), an IT solutions provider, in exchange for 89,640 shares of i-Cube common stock.

On June 21, 1999, the Company acquired all of the outstanding common stock of Reportsent, Ltd. and its majority-owned subsidiary Conduit Communications Ltd., (collectively, "Conduit"), an IT solutions provider, in exchange for approximately 2.4 million shares of i-Cube common stock.

These transactions have been accounted for as poolings of interests and accordingly, the Supplemental Consolidated Financial Statements reflect the combined financial position and results of operations and cash flows of i-Cube, Conduit, and T3 for all periods presented. Upon publication of the Company's financial statements for a period which includes May 25, 1999 and June 21, 1999, the Supplemental Consolidated Financial Statements will become the historical consolidated financial statements of the Company.

A summary of the Company's significant accounting policies follows:

(a)      Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(b)      Principles of Consolidation
The consolidated financial statements reflect the operations of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and accounts have been eliminated.

(c)      Foreign Currency Translation
Assets and liabilities of the Company's foreign operations are translated into United States dollars at exchange rates prevailing at the balance sheet date. Revenues and expenses for the year are translated at the average exchange rates in effect during the year. The resulting translation adjustments are accumulated as a separate component of stockholders' equity.

(d)      Revenue Recognition
The Company derives substantially all of its revenues from technology consulting services. Revenues from contracts are recognized on the percentage-of-completion basis. The cumulative impact of any revision in estimates of the cost to complete and losses on projects in process are reflected in the period in which they become known. Net revenues exclude reimbursable expenses charged to customers. Revenues from maintenance contracts are deferred and recognized ratably over the contractual periods during which services are performed.

Deferred revenues consist principally of amounts billed in advance for technology consulting contracts that will be recognized upon performance and amounts billed to clients in excess of revenues recognized to-date. Unbilled revenues on contracts represent revenues recognized on contracts in excess of contractual billings to-date.

                INTERNATIONAL INTEGRATION INCORPORATED ("i-Cube")

                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

(1) ORGANIZATION AND SIGNIFICANT POLICIES (CONTINUED)

(e)      Significant Customers and Concentration of Credit Risk
During the year ended December 31, 1998, revenues from two clients accounted for 12% and 11% of the Company's net revenues. During the year ended December 31, 1997, revenues from three clients accounted for 20%, 13%, and 10% of the Company's net revenues. During the year ended December 31, 1996, revenues from four clients accounted for 16%, 12%, 11% and 10% of the Company's net revenues.

Financial instruments that subject the company to credit risks consist primarily of trade accounts receivable. As of December 31, 1998 and 1997, approximately 29% and 65% of the Company's accounts receivable are due from two and four customers, respectively.

(f)      Cash, Cash Equivalents, and Short-term Investments
Cash equivalents consist of highly liquid investments with a maturity of less than three months when purchased. At December 31, 1998 and 1997, cash and cash equivalents include overnight repurchase agreements of $12,525 and $10,800, respectively. Due to the short-term nature of these agreements, the Company does not take possession of the underlying collateral, U.S. Government Agency notes, which are held by the bank.

The Company invests in only high quality, short-term investments, all of which are classified as available for sale at December 31, 1998. Short-term investments are recorded at fair market value, which approximates cost. The cost of securities sold is based on the specific identification method. Gross realized and unrealized gains or losses were not significant as of December 31, 1998. All available for sale securities have maturities of less than one year.

(g)      Depreciation
The Company provides for depreciation of fixed assets over their estimated useful lives, using the straight-line method, as follows:

     ASSET CLASSIFICATION                                  ESTIMATED USEFUL LIFE
     --------------------                                  ---------------------
     Building...........................................              20 years
     Computers and equipment............................             3-5 years
     Furniture and fixtures.............................               5 years


Depreciation and amortization expense relating to total fixed assets was $1,307, $725, and $283 for the years ended December 31, 1998, 1997, and 1996, respectively. As of December 31, 1998 and 1997, the cost of furniture and fixtures recorded under capital leases was $473, and the related accumulated amortization was $150 and $147, respectively. As of December 31, 1998 and 1997, the cost of computers and equipment recorded under capital leases was $398 and $43, respectively, and the related accumulated amortization was $70 and $30, respectively. Upon retirement or disposal, the cost of the disposed asset and the related accumulated depreciation are removed from the accounts and any gain or loss is reflected in income.

(h)      Accounting for Stock-Based Compensation
The Company accounts for stock-based awards to its employees using the intrinsic value based method as prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations and has adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," through disclosure only (Note 9).

(i)      Earnings Per Share
Basic earnings per share ("EPS") is computed by dividing net income by the weighted average number of common shares outstanding for the period. Diluted EPS is computed using the weighted average number of common shares outstanding plus the dilutive effect of common stock equivalents using the treasury stock method.

(j)      Income Taxes
Deferred income taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities, as measured by the enacted tax rates assumed to be in effect when these differences reverse.

                INTERNATIONAL INTEGRATION INCORPORATED ("i-Cube")

                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

(1) ORGANIZATION AND SIGNIFICANT POLICIES (CONTINUED)

(k)      Comprehensive Income
In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 130, "Reporting Comprehensive Income." This Statement requires that all items recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS No. 130 does not require a specific format for the financial statement in which comprehensive income is reported, but does require that an amount representing total comprehensive income be reported in that statement. The components of comprehensive income for the Company generally include foreign currency translation and unrealized gains or losses on short-term investments classified as available for sale.
The Company has adopted SFAS No. 130 in the accompanying financial statements.

(l)      Segment Reporting
In June 1997, the FASB issued SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, superseding SFAS No. 14, Financial Reporting for Segments of a Business Enterprise. SFAS No. 131 establishes standards for the way public business enterprises report information about operating segments in annual financial statements, and requires those enterprises to report selected information about operating segments in interim financial statements. It also requires disclosures about products and services, geographic areas, and major customers.

The Company is in the business of providing specialized IT solutions in consulting, electronic business, and transformation services for the complex IT environments inherent in the world's leading organizations. The Company evaluated its business activities that are regularly reviewed by the Executive Management team and Board of Directors for which discrete financial information is available. As a result of this evaluation, the Company determined that it has one operating segment. The adoption of SFAS 131 did not affect the results of operations, financial position, or require the disclosure of segment information since the Company has one reportable segment.

(m)      Computer Software Developed or Obtained for Internal Use
In March 1998, Statement of Position ("SOP") 98-1, "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use," was issued which provides guidance in addressing whether and under what conditions the costs of internal-use software should be capitalized. SOP 98-1 is effective for transactions entered into in fiscal years beginning after December 15, 1998, however earlier adoption is encouraged. The Company adopted the guidelines of SOP 98-1 as of January 1, 1998, and the impact of such adoption was not material to results of operations or of cash flows for the year ended December 31, 1998.

(n)      Reclassifications
Certain prior year amounts have been reclassified to conform to current year presentation.

(2) ACQUISITIONS

On May 25, 1999, the Company acquired all of the outstanding common stock of Tomorrow's Technology Today, Inc., ("T3") in exchange for 89,640 shares of i-Cube common stock.

On June 21, 1999, the Company acquired all of the outstanding capital stock of Conduit in exchange for approximately 2.4 million shares of the Company's common stock. The Company assumed the existing Conduit stock options which are transferable into approximately 0.5 million shares of the Company's common stock upon exercise.

                INTERNATIONAL INTEGRATION INCORPORATED ("i-Cube")

                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

(2) ACQUISITIONS (CONTINUED)

The results of operations for i-Cube and Conduit and the combined amounts presented in the accompanying Supplemental Consolidated Financial Statements are summarized below (in thousands):

                                         YEARS ENDED DECEMBER 31,
                                        1998      1997       1996
                                      -------   -------    -------
Net revenues:
   i - Cube                           $41,587   $26,859    $14,479
   Conduit                             15,206    11,991      5,180
                                      -------   -------    -------
   Combined                           $56,793   $38,850    $19,659

Net income (loss):
   i - Cube                           $ 6,936   $ 4,245    $ 1,615
   Conduit                             (1,390)      433        295
                                      -------   -------    -------
   Combined                           $ 5,546   $ 4,678    $ 1,910
                                      =======   =======    =======

Revenue and net income for T3 for the years ended December 31, 1998, 1997, and 1996 were nominal and have been included in the respective i-Cube amounts in the above table.

On August 10, 1999, the Company announced that it had signed a definitive agreement to merge with Razorfish, a New York City-based information technology firm that provides Digital Change Management(SM) solutions. Under terms of the agreement, approved by each company's board of directors, each share of the Company will be exchanged for 0.875 shares of Razorfish, and Razorfish will be the surviving entity. The Company anticipates that the transaction will be accounted for as a pooling of interests.

(3) SHORT-TERM INVESTMENTS

The following is a summary of investments at cost which approximates fair value classified as current assets at December 31, 1998:

     Corporate debt securities..............................       $1,236
     U.S. Government securities.............................        7,066
                                                                   ------

       Total................................................       $8,302
                                                                   ======


(4) LONG-TERM OBLIGATIONS AND CREDIT ARRANGEMENTS

The Company has a working capital line of credit ("working capital line") with a financial institution under which the Company may borrow the lesser of $5,000 or 75% of eligible accounts receivable, as defined in the agreement. The interest rate on all borrowings under the working capital line is prime (7.75% at December 31, 1998). The unsecured line of credit expires in September 1999. The Company is required to comply with certain operational and financial covenants under the agreement if there are borrowings under the credit line. At December 31, 1998, the Company is in compliance with all such covenants. The agreement also provides for a $4,000 sublimit for foreign exchange transactions and the issuance of letters of credit of up to $4,000. There were no borrowings under this line of credit at December 31, 1998 or 1997.

In July 1997, the Company obtained an equipment line of credit ("equipment line") with the same financial institution from which the Company could borrow up to $500 for qualified capital expenditures, as defined in the agreement. The interest rate on all borrowings under the equipment line was prime plus 3/4% (9.25% at December 31, 1997) and was reduced to prime upon the Company's successful completion of its Initial Public Offering ("IPO"). The Company was able to borrow against this equipment line until January 31, 1998 (the "draw period"). During the draw period, the Company was required to make payments of interest only on all outstanding borrowings. At the conclusion of the draw period, the Company was required to make 36 equal monthly principal payments plus interest. The Company was required to comply with certain operational and financial covenants under the agreement if there were borrowings under the equipment line. The outstanding balance under the equipment line was paid in full in July 1998.

In May 1998, Conduit entered into a loan agreement with a major financial institution for $1.4 million for the purchase of a building currently occupied by Conduit. The principal balance is payable over 12 years in quarterly installments and bears interest at LIBOR +2% (8.18% at December 31, 1998). These quarterly installments increase throughout the term of the loan. The Company is required to comply with certain financial covenants under this loan agreement. At December 31, 1998, the Company was in compliance with these requirements. At December 31, 1998, $1.4 million was outstanding under the loan agreement which is collateralized by the building.

                INTERNATIONAL INTEGRATION INCORPORATED ("i-Cube")

                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


(4) LONG-TERM OBLIGATIONS AND CREDIT ARRANGEMENTS (CONTINUED)

The Company assumed $230 of Conduit's convertible employee loans which are transferable into the Company's common stock upon conversion. These loans bear no interest and are due in full on the 20th anniversary of the date of the loan, provided they have not been converted. As of December 31, 1998 and 1997, $230 was outstanding under these loan notes.

Long-term obligations consist of the following at December 31, 1998 and 1997:

                                                              1998      1997
                                                             ------    ------

     Capital lease obligations...........................    $  750    $  483
     Loan agreements.....................................     1,856     1,727
     Equipment line......................................        --       500
                                                             ------    ------

                                                              2,606     2,710
     Less-current maturities.............................       384       317
                                                             ------    ------

                                                             $2,222    $2,393
                                                             ======    ======


Maturities of long-term obligations are as follows:

     1999..........................................................    $  524
     2000..........................................................       519
     2001..........................................................       363
     2002..........................................................       164
     2003..........................................................       108
     Thereafter....................................................     1,140
                                                                       ------

                                                                        2,818
     Less-amount representing interest.............................       212
                                                                       ------

                                                                       $2,606
                                                                       ======

(5) ACCRUED EXPENSES
Accrued expenses consist of the following at December 31, 1998 and 1997:

                                                                1998       1997
                                                               ------     ------

  Accrued payroll and other payroll expenses................   $2,992     $1,796
  Accrued marketing.........................................      245        214
  Accrued other.............................................    3,353      2,907
                                                               ------     ------

                                                               $6,590     $4,917
                                                               ======     ======

                INTERNATIONAL INTEGRATION INCORPORATED ("i-Cube")

                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

(6) INCOME TAXES
The provision for income taxes consists of the following for the years ended December 31, 1998, 1997, and 1996:

                                    1998                 1997              1996
                                   ------               ------            ------

Current
  Federal...................       $2,902               $2,118            $  692
  State.....................          831                  659               196
  Foreign...................           --                  218                36
                                   ------               ------            ------

                                    3,733                2,995               924
Deferred
  Federal...................          504                  (13)              124
  State.....................          151                   (4)               38
                                   ------               ------            ------

                                      655                  (17)              162
                                   ------               ------            ------

                                   $4,388               $2,978            $1,086
                                   ======               ======            ======

A reconciliation of the Company's income tax provision to the U.S. statutory income tax rate is as follows:

                                                    1998        1997       1996
                                                    ----        ----       ----

U.S. federal statutory tax rate.................... 34.0%       34.0%      34.0%
State income taxes, net of federal benefit.........  6.5         5.8        5.6
Foreign income taxes...............................  4.8          --       (2.6)
Research and development credits................... (0.9)       (0.9)      (0.9)
Other, net.........................................   --          --        0.1
                                                    ----        ----       ----
  Effective tax rate............................... 44.4%       38.9%      36.2%
                                                    ====        ====       ====

Significant components of the deferred tax asset as of December 31, 1998 and 1997 are as follows:

                                                            1998           1997
                                                            ----           ----

Net operating loss carryforwards.......................     $533
Nondeductible accruals and reserves....................      284           $835
Depreciation...........................................     (283)           (23)
                                                            ----           ----

                                                             534            812

Valuation allowance....................................     (377)            --
                                                            ----           ----

           Total net deferred tax asset................     $157           $812
                                                            ====           ====


The Company has net operating loss carryforwards as of December 31, 1998 of $577, expiring at various dates through 2013.

                INTERNATIONAL INTEGRATION INCORPORATED ("i-Cube")

                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

(7) STOCKHOLDERS' EQUITY

On May 25, 1999, the Company acquired all of the outstanding common stock of Tomorrow's Technology Today, Inc., ("T3") in exchange for 89,640 shares of i-Cube common stock. The Company's supplemental financial statements have been restated for all prior periods presented to reflect the acquisition of T3, which was accounted for as a pooling of interests.

On June 21, 1999, the Company acquired all of the outstanding capital stock of Conduit in exchange for approximately 2.4 million shares of the Company's common stock. The Company's supplemental financial statements have been restated for all prior periods presented to reflect the acquisition of Conduit, which was accounted for as a pooling of interests.

Until February 1996, the Company had authorized 12,020,025 and 2,979,975 of Series A and Series B common shares, respectively, at no par value.

In February 1996, each share of Series A common stock and Series B common stock, without par value, was converted into one share of common stock, $0.01 par value, with the same voting rights. The Company has authorized 101,000,000 shares consisting of 100,000,000 shares of common stock, $0.01 par value, and 1,000,000 shares of preferred stock, $0.01 par value.

In February 1997, i-Cube's Board of Directors voted a three-for-two stock split of the Company's common stock, payable as a stock dividend, which became effective the same day. All share and per share data, except common stock par value, have been retroactively adjusted to reflect these changes.

In April 1998, i-Cube's Board of Directors voted, and i-Cube's stockholders approved, an increase in the authorized shares of Common Stock, $0.01 par value, to 100,000,000.

The Company completed an IPO of 2,500,000 shares of its common stock on June 23, 1998. Additionally, the underwriters elected to exercise their option to purchase 105,000 shares of common stock from the Company to cover over-allotments. The net proceeds to the Company from the subscribed and over-allotment shares were $27,877, after deduction of offering expenses of $3,383.

(8) EARNINGS PER SHARE

The following table reconciles the denominator of the diluted earnings per share computation as shown on the Consolidated Statements of Income.

     DILUTED EPS COMPUTATION                     1998        1997        1996
                                              ----------  ----------  ----------

Basic common shares outstanding.............. 17,363,000  15,113,000  14,911,000
Stock options................................  3,962,000   2,630,000   1,285,000
                                              ----------  ----------  ----------

Diluted common and common equivalent shares.. 21,325,000  17,743,000  16,196,000
                                              ==========  ==========  ==========

Options to purchase shares of the Company's common stock of 172,371, 297,780, and 253,979 for the years ended December 31, 1998, 1997, and 1996, respectively, were outstanding during the respective periods but were not included in the computation of diluted EPS because the exercise price of the options was greater than or equal to the average market price of the common stock for the periods reported.

                INTERNATIONAL INTEGRATION INCORPORATED ("i-Cube")

                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

(9) STOCK PLANS

(a) 1993 Stock Plan

The Company has a 1993 Stock Plan (the "1993 Plan"), pursuant to which the Company may grant to employees, directors, and consultants of the Company statutory and nonstatutory stock options to purchase shares of Series B common stock. Under the 1993 Plan, incentive stock options may be granted at an exercise price not less than the fair market value of the Company's common stock on the date of the grant, as determined by the Board of Directors. Nonqualified options may be granted on terms determined by the Board of Directors, but at a price of no less than the book value per share or 50% of the fair market value on the date of grant, whichever is lower. The maximum term of the options is ten years from date of grant. Upon the adoption of the 1996 Plan, shares remaining ungranted under the 1993 Plan were authorized to be granted under the 1996 Plan, and the 1993 Plan was then terminated.

(b) 1996 Stock Plan

On January 15, 1996, the Company's Board of Directors adopted the 1996 Stock Plan (the "1996 Plan"), pursuant to which the Company may grant to employees, directors, and consultants of the Company stock options, rights or awards to purchase shares of common stock. Under the 1996 Plan, incentive stock options ("ISOs") may be granted at an exercise price not less than the fair market value of the Company's common stock on the date of the grant (110% of fair market value for ISOs granted to holders of more than 10% of the voting stock of the Company), as determined by the Board of Directors. Stock options under the 1996 Plan are non-transferable and generally vest over a four-year period. The maximum term of any option is ten years. Upon the adoption of the 1998 Plan, shares remaining ungranted under the 1996 Plan were authorized to be granted under the 1998 Plan, and the 1996 Plan was then terminated.

(c) 1998 Stock Plan

On April 23, 1998, the Company's Board of Directors adopted the 1998 Stock Incentive Plan (the "1998 Plan"), pursuant to which the Company may grant to employees, officers, directors, and advisors of the Company stock options, restricted stock, or other stock-based awards to purchase up to 3,432,078 shares of common stock plus the number of shares of Common Stock granted under the 1993 Plan or the 1996 Plan which are not actually issued because the grants have expired, have resulted in shares not being issued, or have been repurchased by the Company. Under the 1998 Plan, incentive stock options ("ISOs") may be granted at an exercise price not less than the fair market value of the Company's common stock on the date of the grant (110% of fair market value for ISOs granted to holders of more than 10% of the voting stock of the Company), as determined by the Board of Directors. However, it is the Company's intent to grant only Non-statutory Stock Options in the future. Stock options under the 1998 Plan are non-transferable and generally vest over a four-year period. The maximum term of any option is ten years. The Company's intent is to grant all future stock options under the 1998 Plan.

(d) 1998 Employee Stock Purchase Plan

On April 23, 1998, the Company's Board of Directors adopted the 1998 Employee Stock Purchase Plan (the "ESPP"). The ESPP allows eligible employees the right to purchase up to 300,000 shares of Common Stock on an annual basis at the lower of 85% of the market price at the beginning or end of the 12-month offering period. The offering period began on January 1, 1999. A liability will be recorded for ESPP withholdings not yet applied toward the purchase of Common Stock.

                INTERNATIONAL INTEGRATION INCORPORATED ("i-Cube")

                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

(9) STOCK PLANS (CONTINUED)
Information related to all stock options granted by the Company is as follows:

                                                                                                            Weighted
                                                                         Weighted-                          average
                                                                          average                        exercise price
                                                        Number of        exercise          Options         of options
                                                         shares            price          exercisable      exercisable
                                                        ---------          -----          -----------      -----------

  Outstanding, December 31, 1995................        2,388,648          $0.86           1,223,437           $0.57
   Granted......................................        3,033,690           2.00
   Exercised....................................        (145,688)           1.72
   Forfeited/canceled...........................        (479,550)           1.99
                                                        ---------          -----

  Outstanding, December 31, 1996................        4,797,100           1.44           1,866,176            0.79
   Granted......................................        2,252,050           3.31
   Exercised....................................        (473,677)           1.44
   Forfeited/canceled...........................        (429,323)           2.17
                                                        ---------          -----

  Outstanding, December 31, 1997................        6,146,150           2.08           2,275,440            1.08
   Granted......................................        1,209,515          11.32
   Exercised....................................        (744,313)           0.63
   Forfeited/canceled...........................        (250,914)           4.98
                                                        ---------          -----

  Outstanding, December 31, 1998................        6,360,438          $3.90           3,225,828           $2.03
                                                        =========          =====


The following table summarizes information about fixed stock options outstanding at December 31, 1998:

                                      Options Outstanding                                      Options Exercisable
                                      -------------------                                      -------------------

                               Number                Weighted-           Weighted-             Number           Weighted-
       Range of             outstanding               average             average           Exerciseable         average
       exercise           at December 31,            remaining           exercise         at December 31,       exercise
        prices                  1998             contractual life          price                1998              price
      -----------            ----------          ----------------          -----          ---------------         -----

      $ 0.01-0.67              591,124            5.78 years               $0.14               558,501            $0.11
        1.00-1.99              210,856            3.82                      1.60               208,148             1.61
        2.00-2.99            2,854,061            7.32                      2.03             1,694,227             2.02
        3.00-4.99            1,184,058            8.58                      3.06               609,563             3.11
        5.00-5.99              750,139            8.55                      5.06               151,575             5.11
       7.00-12.00              260,000            9.33                      9.91                 3,814            12.00
      14.00-17.00              307,100            9.77                     16.16                    --               --
      17.13-18.50              203,100            9.79                     17.71                    --               --
      -----------            ---------            ----                     -----             ---------            -----

      $0.01-18.50            6,360,438            7.72 years               $3.90             3,225,828            $2.03
      ===========            =========            ==========               =====             =========            =====


The exercise price for each of the above grants was determined by the Board of Directors of the Company to be equal to the fair market value of the common stock on the day of grant (110% of the fair market value for grants to holders of more than 10% of the voting stock of the Company). Prior to the IPO, in reaching this determination at the time of each such grant, the Board considered a broad range of factors including the illiquid nature of an investment in the Company's common stock, the Company's historical financial performance, and the Company's future prospects. Subsequent to the IPO, the exercise prices are equal to the closing prices of the Company's stock as reported by Nasdaq exchange on the date of grant. Pursuant to the required pro forma disclosure under the fair value method of estimating compensation cost, the Company has estimated the fair value of its stock option grants by using the Black-Scholes option pricing method with the following weighted-average assumptions:

                                                        1998      1997      1996
                                                       -----     -----     -----
Expected option term (years).........................    7.0       7.0       7.0
Risk-free interest rate (%)..........................    5.3       6.4       6.6
Expected volatility (%)..............................   43.3        --        --
Dividend yield (%)...................................     --        --        --
Weighted average fair value of
  options granted....................................  $6.78     $1.04     $0.70

                INTERNATIONAL INTEGRATION INCORPORATED ("i-Cube")

                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

(9) STOCK PLANS (CONTINUED)

The Company applies APB Opinion No. 25 and the related Interpretations. Accordingly, no compensation cost has been recognized for option grants. Had compensation cost for these awards been determined based on the fair value at the grant dates consistent with the method prescribed by SFAS No. 123, the Company's net income would have been adjusted to the pro forma amounts indicated below:
                                                       1998      1997      1996
                                                      ------    ------    ------

Net income
      As reported...................................  $5,546    $4,678    $1,910
      Compensation expense for stock options........   1,342       609       272
                                                      ------    ------    ------

      Pro forma net income..........................  $4,204    $4,069    $1,638
                                                      ======    ======    ======

    Basic earnings per share as reported............  $ 0.32    $ 0.31    $ 0.13
    Pro forma basic earnings per share..............  $ 0.24    $ 0.27    $ 0.11

    Diluted earnings per share as reported..........  $ 0.26    $ 0.26    $ 0.12
    Pro forma diluted earnings per share............  $ 0.20    $ 0.23    $ 0.10

(10) COMMITMENTS
The Company leases its facilities under operating lease agreements that expire through October 2002. The following are the future minimum lease payments under operating leases as of December 31, 1998:

     1999........................................  $1,343
     2000........................................   1,338
     2001........................................   1,140
     2002........................................      45
                                                   ------

     Total minimum lease payments................  $3,866
                                                   ======

Rent expense was approximately $1,304, $1,282, and $619 for the years ended December 31, 1998, 1997, and 1996, respectively.

(11) RELATED PARTY TRANSACTIONS
During 1995, the Company provided certain management, administrative, and support services and subleased a portion of its facilities to a related entity. The Company charged the entity $102 during 1995, which was offset against operating expenses of the Company. The amount charged was included in due from related party in the Company's balance sheets. During 1996 all amounts were paid in full.

In 1996, the Company was paid $317 for IT services provided to a company of which a principal stockholder and a former director of the Company was a significant shareholder. The Company also purchases approximately $400 in annual telephone services from a company which is owned by principal stockholders.

During 1997, the Company received a note for $533 from a stockholder for the exercise of 400,000 stock options. The note is due in October 2000. Interest accrues at 8.5%, is payable at maturity, and the associated interest receivable is included in other assets in the Supplemental Consolidated Balance Sheets.

In 1997, the Company received notes for $230 from stockholders due in April 2002. These notes carry interest at a rate of 5% per annum. The notes were for the sale of a property occupied by a tenant unrelated to the Company.

In 1998, the Company granted an option to acquire one of its subsidiaries to parties related to three of its directors. The subsidiary's sole activity is the ownership of property together with a non-recourse bank loan of approximately $1,400. The exercise price of the option was set at the fair market value of approximately $403 and expires in May 2001.

                INTERNATIONAL INTEGRATION INCORPORATED ("i-Cube")

                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

(12) 401(k) PLAN

During April 1995, the Company adopted a defined contribution plan (the "401k Plan") under Section 401(k) of the Internal Revenue Code. The 401k Plan allows eligible employees to make contributions up to a specified annual maximum contribution. Under the 401k Plan, the Company may, but is not obligated to, match a portion of the employees' contributions up to a defined maximum. The Company did not contribute to the 401k Plan during 1996 or 1997. The Company contributed $129 to the 401k Plan during 1998.

(13) SUPPLEMENTARY INFORMATION

During 1998, 1997, and 1996, the Company paid interest of $208, $229, and $74, respectively.

During 1998, 1997, and 1996, the Company paid $3,811, $2,267, and $1,906, respectively, for income taxes.

The Company entered into obligations under capital leases of $398 and $660 during the periods ended December 31, 1998 and 1997, respectively.

During 1997, the Company disposed of various fixed assets with an original cost of $199.

During 1997 and 1996, the Company paid $249 and $1,150 for executive signing bonuses, respectively. These amounts are included in general and administrative expenses.